HYPERION COLLATERALIZED SECURITIES FUND, INC.

                                   ARTICLES OF AMENDMENT


     Hyperion  Collateralized  Securities  Fund,  Inc., a Maryland  corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended as follows:

     A. By deleting the last sentence of Section (1) of Article V in its entirety.

     B.   By  re-numbering  Section (12) of Article V as Section (11) of Article
          V.

     C. By deleting the last sentence of Section(1) of Article VI in its entirety and substituting the following in lieu thereof:

     A director may be removed for cause only, and not without cause, and only by action of the stockholders taken by the holders of at least a majority of the shares of capital stock then entitled to vote in an election of such director.

     D. By deleting Section (5) of Article VI in its entirety and re-numbering Section (6) as Section (5).

     E. By deleting the first sentence of Article XII in its entirety and substituting the following in lieu thereof:

     Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, a favorable vote of a majority of the entire Board of Directors of the Corporation and the favorable vote of the holders of a majority of the shares of capital stock of the Corporation entitled to be voted on the matter, unless a greater vote is required under the 1940 Act, shall be required to approve, adopt or authorize an amendment to the Charter that makes the Common Stock a "redeemable security" (as that term is defined in the 1940 Act).

     F. By deleting the last sentence of Article XIII in its entirety and substituting the following in lieu thereof:

     Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Article V, Section (1), Section (2), Section (3), or Section (4) of Article VI, Article VIII, Article X, Article XI, Article XII or this Article XIII of the Charter shall require the affirmative vote of the holders of a majority of the shares of capital stock then entitled to be voted on the matter.

     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the sole stockholder of the Corporation.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.



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     IN WITNESS  WHEREOF,  Hyperion  Collateralized  Securities  Fund,  Inc. has
caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 15, 2003.

WITNESS:                           HYPERION COLLATERALIZED SECURITIES FUND, INC.


/s/ Joseph Tropeano                 /s/ Clifford E. Lai
------------------------------     --------------------------------------------
Joseph Tropeano                    Clifford E. Lai
Secretary                          President


     THE UNDERSIGNED, President of Hyperion Collateralized Securities Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Clifford E. Lai
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                                            Clifford E. Lai
                                            President